UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 16, 2020

American Woodmark Corporation
(Exact name of registrant as specified in its charter)

Virginia	000-14798	54-1138147
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

561 Shady Elm Road,	Winchester,	Virginia	22602
(Address of principal executive offices			(Zip Code)

Registrant’s telephone number, including area code: (540) 665-9100

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Title of Each Class	Trading Symbol	Name of Each Exchange on Which Registered
Common Stock (no par value)	AMWD	NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR 240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

American Woodmark Corporation

ITEM 5.02    DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

In connection with other proactive measures being taken in response to the impacts of COVID-19, the CEO of American Woodmark Corporation (the "Company"), Cary Dunston, has elected to reduce his base salary by 50% and the senior vice-presidents, including all other named executive officers, have elected to reduce their base salaries by 25% effective April 27, 2020 through July 31, 2020.  The Compensation Committee approved these changes on April 15, 2020.

ITEM 8.01    OTHER EVENTS.

On April 16, 2020, the Company filed a press release providing an update relating to COVID-10. Such press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

ITEM 9.01    FINANCIAL STATEMENTS AND EXHIBITS

(d)    Exhibits

Exhibit 99.1Registrant’s Press Release dated April 16, 2020.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

AMERICAN WOODMARK CORPORATION
(Registrant)

/s/ M. SCOTT CULBRETH	/s/ S. CARY DUNSTON

M. Scott Culbreth	S. Cary Dunston
Senior Vice President and Chief Financial Officer	Chairman & Chief Executive Officer

Date: April 16, 2020	Date: April 16, 2020
Signing on behalf of the registrant and as principal financial officer	Signing on behalf of the registrant and as principal executive officer